FOR IMMEDIATE RELEASE

Contacts:
TenthGate Incorporated	UTEK Corporation
Tim Novak	USA:
941-359-5930	Nicole Tyson
813-754-4330 x231
UK: Bankside Consultants
Steve Liebmann or Susan Scott
+44 (0)20-7367-8888

TenthGate Incorporated and UTEK Corporation Announce Strategic Alliance Agreement

ASHBURN, VIRGINIA and PLANT CITY, FL. -- (BUSINESS WIRE) -- September 21, 2005 -- TenthGate Incorporated, a medical holding company, and UTEK Corporation (AMEX: UTK; LSE-AIM: UTKA), an innovative technology transfer company, announced today the signing of a strategic alliance agreement.

Tim Novak, President and Chief Executive Officer of TenthGate Incorporated, said, “We are pleased to announce our strategic alliance with UTEK Corporation which we believe will enhance our ability to identify life changing, health related technologies for acquisition and development. It is our plan to focus our technology acquisition efforts in the areas of life sciences, next generation diagnostic tools and unique medical devices.”

“UTEK looks forward to working with TenthGate Incorporated to identify and facilitate the transfer of proprietary technologies which will be synergistic with their core business,” said William Porter, Chief Technology Transfer Officer of UTEK.

Through its strategic alliance agreements, UTEK assists companies in enhancing their new product pipeline with the acquisition of proprietary intellectual capital from universities and laboratory research centers. These strategic alliance agreements are generally cancelable by either party with thirty days written notice.

About TenthGate Incorporated

TenthGate Incorporated is a medical holding company that is strategically positioned to acquire, create and implement specialty healthcare, bio-tech products and service solutions designed to enhance effectiveness, viability and well being.

About UTEK Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition to its U2B® model, UTEK offers both large and small capitalization companies the tools to search, analyze and manage university intellectual properties. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or TenthGate “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s or TenthGate’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or TenthGate, as appropriate, and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and TenthGate believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and TenthGate do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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